                                                                     Exhibit 4.4

W-1                                                           7,500,000 WARRANTS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING THE SHARES OF COMMON
STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES) HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES
LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE
STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN
ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
TRANSFER RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN AND
ARE SUBJECT TO FORFEITURE IN CERTAIN CIRCUMSTANCES.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE
COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES WILL BE ENTITLED TO
REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE
COMPANY.

                               WARRANT CERTIFICATE

                          SP ACQUISITION HOLDINGS, INC.

      This Warrant Certificate certifies that SP Acq LLC, or registered assigns, is the registered holder of 7,500,000 warrants (the "Warrants") to purchase shares of Common Stock, $.001 par value (the "Common Stock"), of SP Acquisition
Holdings, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a "Warrant Share") as set forth below at the exercise price (the "Exercise Price") as determined pursuant to the
Warrant Agreement payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement.

      Each Warrant is initially exercisable for one share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant
Agreement.

      The initial Exercise Price per share of Common Stock for any Warrant is equal to $7.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

      Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

      Reference is hereby made to the further provisions of this Warrant
Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Warrant Certificate shall not be valid unless countersigned by the
Warrant Agent, as such term is used in the Warrant Agreement.

      This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

                                         SP ACQUISITION HOLDINGS, INC.

                                         By: /s/ Warren G. Lichtenstein
                                             -----------------------------------
                                             Name:   Warren G. Lichtenstein
                                             Title:  Chairman of the Board of
                                                     Directors, President and
                                                     Chief Executive Officer

Countersigned:
Dated: March 22, 2007
CONTINENTAL STOCK TRANSFER & TRUST
COMPANY,
as Warrant Agent

By /s/ Donald F. Gress
   ---------------------------------
   Authorized Signatory

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock, par value $0.001 per share, of the Company (the "Common
Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of March 22, 2007 (the "Warrant Agreement"), duly executed and delivered by the
Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

      Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this
Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the
Warrant Agreement at the principal corporate trust office of the Warrant Agent.
In the event that upon any exercise of Warrants evidenced hereby the number of
Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant
Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this
Warrant.

      Notwithstanding anything else in this Warrant Certificate or the Warrant
Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a prospectus thereunder relating to the Warrant
Shares is current. In no event shall the Warrants be settled on a net cash basis during the Warrant Exercise Period nor shall the Company be required to issue unregistered shares upon the exercise of any Warrant that is not a Private
Warrant.

      The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

      Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or
Warrant Certificates of like tenor evidencing in the aggregate a like number of
Warrants.

      Upon due presentation for registration of transfer of this Warrant
Certificate at the office of the Warrant Agent a new Warrant Certificate or
Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant
Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate
(notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the
Warrant Agent shall be affected by any notice to the contrary. Neither the
Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                              Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common
Stock and herewith tenders payment for such shares to the order of SP
Acquisition Holdings, Inc. in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is
_______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of
______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.

                                         Signature:
Date:            , 20
                                         Signature Guaranteed: